PROSPECTUS Dated                                       Pricing Supplement No. 59
May 1, 2007                                            December 10, 2007



                              U.S. $9,815,000,000          Rule 424 (b)(3)
                                                        Registration Statement
                            FORD MOTOR CREDIT COMPANY LLC    No. 333-131062


                           FLOATING RATE DEMAND NOTES


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                             Interest Rate Per Annum
                             - - - - - - - - - - - -

Period         Tier One Notes       Tier Two Notes       Tier Three Notes
Beginning      Under $15,000        $15,000-$50,000        Over $50,000
----------     --------------        ---------------      ----------------
12/10/2007          5.40%                5.55%                  5.70%